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                                                                  EXHIBIT 99.2


           MUTUAL SAVINGS BANK, F.S.B. COMMON STOCK REVOCABLE PROXY

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL SAVINGS BANK, F.S.B. FOR
       THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH ___, 1996.


                                   The undersigned hereby appoints __________ or _________, or any of them, with individual power of substitution, proxies to vote all shares of Common Stock of Mutual Savings Bank, F.S.B. ("Mutual") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Mutual to be held at ____________, on March __, 1996 at ____ _.m., local time, and any adjournment thereof.


    SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF THE ANNUAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSAL 1, 2, 3, AND 4.

    1. FOR [ ], or AGAINST [ ], or ABSTAIN FROM VOTING ON [ ] a proposal to approve the Agreement and Plan of Reorganization, dated as of September 26, 1995 (the "Agreement"), by and between Mutual and American National Bankshares Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia ("ANB"), and the related Plan of Merger, dated as of September 26, 1995, by and between Mutual and American National Bank and Trust Company, a national banking association organized and existing under the laws of the United States and a wholly owned subsidiary of ANB ("American National"), pursuant to which, among other matters, (i) Mutual will merge with and into American National (the "Merger"), (ii) each share of the $1.00 par value common stock of Mutual outstanding at the effective time of the Merger will be converted into .705 of a share of the $1.00 par value common stock of ANB, plus the right to receive cash in lieu of fractional shares as determined under the Agreement, and (iii) ANB will assume the obligations of Mutual under certain stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

    2. FOR [ ], or WITHHELD AUTHORITY FROM [ ] a proposal to elect two nominees as directors of Mutual to serve for three-year terms or until their successors are duly elected and qualified: Willie G. Barker, Jr. and F. Neal Howard, Jr. INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:


                  ______________________________________

                  ______________________________________

    3. FOR [ ], or AGAINST [ ], or ABSTAIN FROM VOTING ON [ ] a proposal to ratify the appointment of Manning, Perkinson, Floyd & Company as the independent auditors of Mutual for the fiscal year ending September 30, 1996.



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    4.   FOR [ ], or AGAINST [ ], or ABSTAIN FROM VOTING ON [ ] a proposal to permit the Board of Directors of Mutual to vote this proxy in favor of an adjournment of the annual meeting for up to 29 days in order to solicit further proxies voting in favor of the Merger.

        PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY
                          IN THE ENVELOPE FURNISHED.

                                   Please sign exactly as name appears below.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED: __________________, 1996

                                   ________________________________
                                   Signature

                                   ________________________________
                                   Signatures if held jointly